   As filed with the Securities and Exchange Commission on September 19, 2000.

                                                      Registration No. _________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             TREGA BIOSCIENCES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                   51-0336233
-----------------------------------------          -----------------------------
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)

        9880 Campus Point Drive
         San Diego, California                               92121
-----------------------------------------          -----------------------------
(Address of Principal Executive Offices)                   (Zip Code)

              1996 STOCK INCENTIVE PLAN OF TREGA BIOSCIENCES, INC.,
              -----------------------------------------------------
                             AS AMENDED AND RESTATED
                             -----------------------
                            (Full title of the plan)

            MICHAEL G. GREY                                  Copy to:
             President and                               T. MICHAEL HIRD
        Chief Executive Officer                   Pillsbury Madison & Sutro LLP
        Trega Biosciences, Inc.                        11975 El Camino Real
        9880 Campus Point Drive                             Suite 200
      San Diego, California 92121                      San Diego, CA 92130
             (858) 410-6500                               (858) 509-4024
-----------------------------------------         ------------------------------
  (Name, address and telephone number,
including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

          Title of                        Amount               Proposed Maximum            Proposed              Amount of
        Securities To                      To Be                Offering Price         Maximum Aggregate        Registration
        Be Registered                   Registered               per Share(1)          Offering Price(1)            Fee
--------------------------------- ------------------------ ------------------------- ---------------------- ---------------------
        Common Stock,                    2,500,000                 $3.59375               $8,984,375              $2,371.88
       $.001 par value                    shares

--------------------------------- ------------------------ ------------------------- ---------------------- ---------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low sales prices of the Company's Common Stock on the Nasdaq National Market on September 13, 2000.

                                -----------------

         The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                          INFORMATION REQUIRED PURSUANT
                      TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective.

         Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on October 5, 1998 (File No. 333-65323), November 24, 1997 (File No. 333-40903), and March 29, 1996 (File No. 333-2910) are hereby incorporated by reference.

                                     Part II

INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

         (1) Registrant's Annual Report on Form 10-K (File No. 000-27972) for the fiscal year ended December 31, 1999, which contains, among other things, the consolidated financial statements of the Registrant and certain supplementary data for the fiscal year ended December 31, 1999 together with the report thereon of Ernst & Young LLP, independent auditors.

         (2) Registrant's Quarterly Report on Form 10-Q (File No. 000-27972) for the quarters ended March 31, 2000 and June 30, 2000.

         In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                                    EXHIBITS

Exhibit
Number               Exhibit
------               -------

     5.1             Opinion of Pillsbury Madison & Sutro LLP.

    23.1             Consent of Ernst & Young LLP,
                     Independent Auditors.

    23.2             Consent of Pillsbury Madison &
                     Sutro LLP (included in Exhibit 5.1).

   *99.1             1996 Stock Incentive Plan of Trega
                     Biosciences, Inc., as amended and restated.

* The Plan was filed by the Registrant with the Registrant's definitive Proxy Statement in respect of its 2000 Annual Meeting of Stockholders (File No. 000-27972) as Appendix A thereto and is incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 18, 2000.

                                     TREGA BIOSCIENCES, INC.

                                     By    /s/ MICHAEL G. GREY
                                       -----------------------------------------
                                           Michael G. Grey,
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael G. Grey and Gerard A. Wills, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


                 Signature                                    Title                             Date
                 ---------                                    -----                             ----
/s/        Harvey S. Sadow, Ph.D.                        Chairman of the                September 18, 2000
----------------------------------------                Board of Directors
           Harvey S. Sadow, Ph.D.


/s/           Michael G. Grey                        Director, President and            September 18, 2000
----------------------------------------        Chief Executive Officer (Principal
              Michael G. Grey                           Executive Officer)


/s/           Gerard A. Wills                   Vice President, Finance and Chief       September 18, 2000
----------------------------------------      Financial Officer (Principal Financial
              Gerard A. Wills                       and Accounting Officer)


/s/        James C. Blair, Ph.D.                             Director                   September 18, 2000
----------------------------------------
           James C. Blair, Ph.D.

                                      -3-

/s/      Bruce L.A. Carter, Ph.D.                            Director                   September 18, 2000
----------------------------------------
         Bruce L.A. Carter, Ph.D.


/s/     Lawrence D. Muschek, Ph.D.                           Director                   September 18, 2000
----------------------------------------
        Lawrence D. Muschek, Ph.D.


/s/       Ronald R. Tuttle, Ph.D.                            Director                   September 18, 2000
----------------------------------------
          Ronald R. Tuttle, Ph.D.


/s/        Robert S. Whitehead                               Director                   September 18, 2000
----------------------------------------
           Robert S. Whitehead


/s/       Myra N. Williams, Ph.D.                            Director                   September 18, 2000
----------------------------------------
          Myra N. Williams, Ph.D.


                                INDEX TO EXHIBITS

Exhibit
Number           Exhibit
------           -------

   5.1           Opinion of Pillsbury Madison & Sutro LLP.

   23.1          Consent of Ernst & Young LLP,
                 Independent Auditors

   23.2          Consent of Pillsbury Madison &
                 Sutro LLP (included in Exhibit 5.1).

   *99.1 1996 Stock Incentive Plan of Trega Biosciences, Inc., as amended and restated.

* The Plan was filed by the Registrant with the Registrant's definitive Proxy Statement in respect of its 2000 Annual Meeting of Stockholders (File No. 000-27972) as Appendix A thereto and is incorporated herein by reference.



                                      -5-